Exhibit 4.2

SUPPLEMENTAL INDENTURE – SUBSIDIARY GUARANTEE

GLOBAL PARTNERS LP,

GLP FINANCE CORP.

and

THE GUARANTORS NAMED HEREIN

8.00% SENIOR NOTES DUE 2018

SUPPLEMENTAL INDENTURE --
SUBSIDIARY GUARANTEE

DATED AS OF MARCH 5, 2013

This SUPPLEMENTAL INDENTURE – SUBSIDIARY GUARANTEE, dated as of March 5, 2013, is among Global Partners LP, a Delaware limited partnership (the “Company”), GLP Finance Corp., a Delaware corporation (“Finance Corp.,” and together with the Company, the “Issuers”), and each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”).

RECITALS:

WHEREAS, the Issuers, the initial Guarantors and the purchaser of senior notes thereunder entered into an Indenture, dated as of February 14, 2013 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuers have issued $70,000,000 in the aggregate principal amount of 8.00% Senior Notes due 2018 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that the Issuers and the Guarantors may amend or supplement the Indenture in order to comply with Section 4.13 or 10.02 thereof, without the consent of any Holders; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the constituent documents of the Issuers and the Guarantors necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers and the Guarantors, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers and the Guarantors covenant and agree for the equal and proportionate benefit of the respective Holders as follows:

AGREEMENT:

This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

This Supplemental Indenture shall become effective immediately upon (a) its execution and delivery by each of the Issuers and the Guarantors and (b) the delivery of the fully-executed Supplemental Indenture to each of the Holders under the Indenture.

From this date, in accordance with Section 4.13 or 10.02 of the Indenture and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 of the Indenture.

Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

*          *          *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

GLOBAL PARTNERS LP

By:	GLOBAL GP LLC, its General Partner

By:	/s/ Eric Slifka
Name:	Eric Slifka
Title:	President and Chief Executive Officer

GLP FINANCE CORP.

By:	/s/ Eric Slifka
Name:	Eric Slifka
Title:	President and Chief Executive Officer

CASCADE KELLY HOLDINGS LLC

By:	/s/ Eric Slifka
Name:	Eric Slifka
Title:	President and Chief Executive Officer

GLOBAL OPERATING LLC

By:	Global Partners LP,
its Sole Member

By:	Global GP LLC,
its General Partner

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President

GLOBAL COMPANIES LLC

By:	Global Operating, LLC,
its Sole Member

By:	Global Partners LP,
its Sole Member

By:	Global GP, LLC,
its General Partner

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President

GLEN HES CORP.

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President

GLOBAL MONTELLO GROUP CORP.

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President

GLOBAL ENERGY MARKETING LLC

By:	Global Operating LLC,
its Sole Member

By:	Global Partners LP,
its Sole Member

By:	Global GP LLC,
its General Partner

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President

GLOBAL ENERGY MARKETING II LLC

By:	Global Operating LLC,
its Sole Member

By:	Global Partners LP,
its Sole Member

By:	Global GP LLC,
its General Partner

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President

CHELSEA SANDWICH LLC

By:	Global Operating LLC,
its Sole Member

By:	Global Partners LP
its Sole Member

By:	Global GP LLC,
Its General Partner

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President

ALLIANCE ENERGY LLC

By:	Global Operating LLC,
its Sole Member

By:	Global Partners LP
its Sole Member

By:	Global GP LLC,
its General Partner

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President

BURSAW OIL LLC

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President